EXHIBIT 24.1
DONALDSON COMPANY, INC.
POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Tod E. Carpenter, Amy C. Becker and Peter J. Keller, and each of them, the undersigned’s true and lawful attorneys-in-fact and agents, each acting alone, with the powers of substitution and revocation, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to the issuance of shares of common stock of Donaldson Company, Inc. pursuant to the Donaldson Company, Inc. 2019 Master Stock Incentive Plan, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with such state commissions and other agencies as necessary, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been signed as of this 22nd day of November, 2019, by the following persons:

Signature	Title

/s/ Tod E. Carpenter Tod E. Carpenter	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/s/ Scott J. Robinson Scott J. Robinson	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Peter J. Keller Peter J. Keller	Corporate Controller (Principal Accounting Officer)

/s/ Andrew Cecere Andrew Cecere	Director

/s/ Pilar Cruz Pilar Cruz	Director

/s/ Michael J. Hoffman Michael J. Hoffman	Director

/s/ Douglas A. Milroy Douglas A. Milroy	Director

/s/ Willard D. Oberton Willard D. Oberton	Director

/s/ James J. Owens James J. Owens	Director

/s/ Ajita G. Rajendra Ajita G. Rajendra	Director

/s/ Trudy A. Rautio Trudy A. Rautio	Director

/s/ John P. Wiehoff John P. Wiehoff	Director